Exhibit 10.5

Football Manager SPAC Inc.

Via Borgonuovo 4

20121 Milan

Italy

May 12, 2026

John I. Sanders
1033 Market Street
Fort Mill, SC 29708
United States of America

RE:Securities Subscription Agreement

Ladies and Gentlemen:

Football Manager SPAC Inc., a Cayman Islands exempted company (the “Company”), is pleased to accept the offer John I. Sanders, a resident of the State of South Carolina (the “Subscriber” or “you”), has made to purchase 500,000 of the Company’s Class B ordinary shares (the “Shares”), $0.0001 par value per share (the “Class B ordinary shares”). For the purposes of this Agreement, references to “ordinary shares” are to, collectively, the Class B ordinary shares and the Company’s Class A ordinary shares, $0.0001 par value per share (the “Class A ordinary shares”). Pursuant to the Company’s memorandum and articles of association, as amended, in effect on the date hereof (the “Charter”), Class B ordinary shares will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment, upon the terms and conditions set forth in the Charter. Unless the context otherwise requires, as used herein “Securities” shall refer to the Shares and shall be deemed to include any Class A ordinary shares issued upon conversion of the Shares. The terms (this “Agreement”) on which the Company is willing to sell the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1.Purchase of Shares. For the sum of $50,000 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby sells and issues the Shares to the Subscriber, and the Subscriber hereby purchases the Shares from the Company on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the Shares (the “Original Certificate”), or effect such delivery in book-entry form.

2.Representations. Warranties and Agreements.

2.1Subscriber’s Representations. Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) any law, statute, rule or regulation to which the Subscriber is subject, or (ii) any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3Experience. Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of Subscriber’s investment in the Securities.

2.1.4Access to Information: Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.5Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under applicable state law.

2.1.6Investment Purposes. The Subscriber is subscribing for and purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Neither the Subscriber nor any of its agents has either directly or indirectly, including through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any general advertisement in connection with the offer and sale of the Securities.

2.1.7Restrictions on Transfer: Shell Company. Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Subscriber understands that the certificates or book-entries representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii)

an available exemption from registration. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to offer, resell, pledge or otherwise transfer the Securities. Subscriber further acknowledges that because the Company does not currently have any operations (i.e., it is a shell company), Rule 144 may not be available to the Subscriber for the resale of the Securities until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.8No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2Company’s Representations. Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1Organization and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Charter or bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party, (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Charter, the Securities will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Charter, the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements to which the Securities may be subject, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any general advertisement in connection with the offer and sale of the Securities.

2.2.5No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

2.2.6Authorization. The Class A ordinary shares issuable upon conversion of the Shares have been duly authorized and reserved for issuance upon such conversion.

3.Waiver of Liquidation Distributions: Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the initial public offering (“IPO”) will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any Class A ordinary shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any ordinary shares held by it into funds held in the Trust Account upon the successful completion of an initial business combination.

4.Restrictions on Transfer.

4.1Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated on or prior to the closing date of the IPO by and between Subscriber and the Company, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

4.2Lock-up. Subscriber acknowledges that the Securities will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.

4.3Restrictive Legends. All certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

4.4Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of a special dividend payable in a form other than ordinary shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding ordinary shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 4 or into which such Securities thereby become convertible shall immediately be subject to this Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Securities subject to this Section 4.

4.5Registration Rights. The Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company in connection with the closing of the IPO (the “Registration Rights Agreement”).

5.Other Agreements.

5.1Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

5.3Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 to be filed in connection with the IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

5.4Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.5Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

5.7Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.9Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.10No Waiver of Rights. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.12No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.13Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.14Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.15Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

5.16Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.Voting and Tender of Shares. The Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption with respect to any of the Shares.

Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

7.Indemnification. Each party shall indemnify (such party, the “Indemnifying Party”) the other party (such party, the “Indemnified Party”) and its respective officers, employees, and controlling persons to the fullest extent permitted by law from and against any and all losses, damages, expenses (including reasonable attorneys’ fees and expenses) or other liabilities resulting from or arising out of such party’s breach of any representation, warranty, covenant or agreement in this Agreement. The foregoing indemnification rights apply so long as the action or failure to act by the Indemnified Party does not constitute fraud, bad faith, willful misconduct or gross negligence. Notwithstanding any of the foregoing to the contrary, indemnification protections will not be construed so as to relieve (or attempt to relieve) any Indemnified Party of any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but will only be construed so as to effectuate the indemnification protections to the fullest extent permitted by law.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

FOOTBALL MANAGER SPAC INC.

		By:	/s/ Alessandro Lamberti
		Name:	Alessandro Lamberti
		Title:	Chief Executive Officer

Accepted and agreed as of the date first written above.

John I. Sanders

By:	/s/ John I. Sanders

[Signature Page to Subscription Agreement]